Exhibit 99.1

Nine Energy Service Announces First Quarter 2021 Results

•	As of March 31, 2021, cash and cash equivalents of $53.0 million

•	During Q1, repurchased additional bonds with a face value of $26.3 million for a total purchase price of $8.4 million, leaving $320.3 million of senior notes outstanding

•	Revenue, net loss and adjusted EBITDAA of $66.6 million, $(8.2) million and $(3.4) million, respectively, for the first quarter of 2021

•	First quarter basic loss per share of $(0.28)

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2021 revenues of $66.6 million, net loss of $(8.2) million, or $(0.28) basic loss per share, and adjusted EBITDA of $(3.4) million. For the first quarter 2021, adjusted net lossB was $(25.4) million, or $(0.85) adjusted basic loss per shareC.

“While overall market activity improved quarter over quarter, we saw a much slower start in January versus last year, coupled with weather-related shut-downs in February,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Despite EIA reported completed wells decreasing approximately 3% in Q1 versus Q4, Nine’s revenue increased by approximately 8%, driven mostly by strong activity increases in cementing and completion tools. Pricing has stabilized across service lines but remains extremely depressed. We have begun to feel some tightness, specifically in the labor market, but any potential pricing leverage will depend significantly on the timing and pace of rig and frac crew additions.”

“Our team once again saw an opportunity to purchase additional bonds on the open market at a significant discount to par, lowering our annual cash interest expense, and reducing our overall debt outstanding. During Q1, the Company repurchased $26.3 million par value of bonds for $8.4 million of cash. To date, Nine has repurchased approximately $79.7 million of bonds for $22.9 million leaving $320.3 million of bonds outstanding and an undrawn ABL.”

“We continue to make progress with the commercialization of our new dissolvable plug technology across all basins with our total number of Stinger Dissolvable plugs sold increasing by over 80% quarter over quarter. During the quarter, we also began running trials for our new Scorpion Pincer Composite plug, which is approximately 35% shorter than our current offering.”

“While we continue to see improvements in the market, we are still anticipating a challenging environment in 2021. That said, we expect Q2 to be better sequentially than Q1 with double-digit sequential revenue increases, followed by sequential revenue increases in Q3 over Q2.”

Operating Results

During the first quarter of 2021, the Company reported revenues of $66.6 million with gross loss of $(7.0) million and adjusted gross profitD of $4.3 million. During the first quarter, the Company generated ROICE of (23)%.

During the first quarter of 2021, the Company reported selling, general and administrative (“SG&A”) expense of $10.2 million, compared to $11.0 million for the fourth quarter of 2020. Depreciation and amortization expense (“D&A”) in the first quarter of 2021 was $11.9 million, compared to $11.8 million for the fourth quarter of 2020.

The Company’s tax provision for the first quarter of 2021 was less than $0.1 million.

Liquidity and Capital Expenditures

During the first quarter of 2021, the Company reported net cash used in operating activities of $(5.2) million, compared to $(9.5) million for the fourth quarter of 2020. Capital expenditures totaled $1.9 million during the first quarter of 2021.

As of March 31, 2021, Nine’s cash and cash equivalents were $53.0 million, and the Company had $45.8 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $98.8 million as of March 31, 2021.

During the first quarter, the Company repurchased approximately $26.3 million of the senior notes for a repurchase price of approximately $8.4 million in cash. As a result, the Company recorded a $17.6 million gain on extinguishment of debt with no cash tax obligation. To date, the Company has repurchased approximately $79.7 million of the senior notes for a repurchase price of approximately $22.9 million in cash, leaving $320.3 million of bonds outstanding.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, May 6, 2021 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 20, 2021 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13718631.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Revenues	$66,626	$61,971
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	62,283	66,963
General and administrative expenses	10,224	10,966
Depreciation	7,789	7,678
Amortization of intangibles	4,092	4,091
Gain on revaluation of contingent liabilities	(190)	(505)
(Gain) loss on sale of property and equipment	(273)	43

Loss from operations	(17,299)	(27,265)
Interest expense	8,585	8,615
Interest income	(13)	(22)
Gain on extinguishment of debt	(17,618)	(340)
Other income	(34)	(33)

Loss before income taxes	(8,219)	(35,485)
Provision (benefit) for income taxes	27	(110)

Net loss	$(8,246)	$(35,375)
Loss per share
Basic	$(0.28)	$(1.18)
Diluted	$(0.28)	$(1.18)
Weighted average shares outstanding
Basic	29,878,426	29,852,516
Diluted	29,878,426	29,852,516
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$41	$230

Total other comprehensive income, net of tax	41	230

Total comprehensive loss	$(8,205)	$(35,145)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$52,982	$68,864
Accounts receivable, net	48,139	41,235
Income taxes receivable	1,142	1,392
Inventories, net	38,759	38,402
Prepaid expenses and other current assets	13,115	16,270

Total current assets	154,137	166,163
Property and equipment, net	96,530	102,429
Operating lease right-of-use assets, net	35,186	36,360
Finance lease right-of-use assets, net	1,716	1,816
Intangible assets, net	128,432	132,524
Other long-term assets	3,048	3,308

Total assets	$419,049	$442,600

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,385	$18,140
Accrued expenses	24,547	17,139
Current portion of long-term debt	844	844
Current portion of operating lease obligations	5,897	6,200
Current portion of finance lease obligations	1,118	1,092

Total current liabilities	53,791	43,415
Long-term liabilities
Long-term debt	316,910	342,714
Long-term operating lease obligations	30,948	32,295
Long-term finance lease obligations	819	1,109
Other long-term liabilities	2,498	2,658

Total liabilities	404,966	422,191
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 31,517,982 and 31,557,809 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	315	316
Additional paid-in capital	770,309	768,429
Accumulated other comprehensive loss	(4,460)	(4,501)
Accumulated deficit	(752,081)	(743,835)

Total stockholders’ equity	14,083	20,409

Total liabilities and stockholders’ equity	$419,049	$442,600

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Cash flows from operating activities
Net loss	$(8,246)	$(35,375)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	7,789	7,678
Amortization of intangibles	4,092	4,091
Amortization of deferred financing costs	676	676
Amortization of operating leases	2,041	8,897
Provision for doubtful accounts	34	699
Provision for inventory obsolescence	906	7,038
Impairment of operating lease	—	466
Stock-based compensation expense	2,010	2,027
Gain on extinguishment of debt	(17,618)	(340)
(Gain) loss on sale of property and equipment	(273)	43
Gain on revaluation of contingent liabilities	(190)	(505)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(6,921)	(7,050)
Inventories, net	(1,247)	7,356
Prepaid expenses and other current assets	2,412	2,825
Accounts payable and accrued expenses	11,136	1,617
Income taxes receivable/payable	250	(146)
Other assets and liabilities	(2,094)	(9,538)

Net cash used in operating activities	(5,243)	(9,541)

Cash flows from investing activities
Proceeds from sales of property and equipment	843	454
Proceeds from property and equipment casualty losses	—	682
Purchases of property and equipment	(2,428)	(2,364)

Net cash used in investing activities	(1,585)	(1,228)

Cash flows from financing activities
Payments on Magnum Promissory Notes	(281)	(281)
Repurchases of senior notes	(8,355)	(151)
Payments on finance leases	(264)	(257)
Payments of contingent liabilities	(30)	(59)
Vesting of restricted stock	(131)	—

Net cash used in financing activities	(9,061)	(748)

Impact of foreign currency exchange on cash	7	43

Net decrease in cash and cash equivalents	(15,882)	(11,474)
Cash and cash equivalents
Beginning of period	68,864	80,338

End of period	$52,982	$68,864

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Calculation of gross loss
Revenues	$66,626	$61,971
Cost of revenues (exclusive of depreciation and amortization shown separately below)	62,283	66,963
Depreciation (related to cost of revenues)	7,244	7,141
Amortization of intangibles	4,092	4,091

Gross loss	$(6,993)	$(16,224)

Adjusted gross profit (loss) reconciliation
Gross loss	$(6,993)	$(16,224)
Depreciation (related to cost of revenues)	7,244	7,141
Amortization of intangibles	4,092	4,091

Adjusted gross profit (loss)	$4,343	$(4,992)

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
EBITDA reconciliation:
Net loss	$(8,246)	$(35,375)
Interest expense	8,585	8,615
Interest income	(13)	(22)
Provision (benefit) for income taxes	27	(110)
Depreciation	7,789	7,678
Amortization of intangibles	4,092	4,091

EBITDA	$12,234	$(15,123)
Gain on extinguishment of debt	(17,618)	(340)
Gain on revaluation of contingent liabilities (1)	(190)	(505)
Restructuring charges	468	25
Stock-based compensation expense	2,010	2,027
Gain (loss) on sale of property and equipment	(273)	43
Legal fees and settlements (2)	12	—

Adjusted EBITDA	$(3,357)	$(13,873)

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions

(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Net loss	$(8,246)	$(35,375)
Add back:
Interest expense	8,585	8,615
Interest income	(13)	(22)
Restructuring charges	468	25
Gain on extinguishment of debt	(17,618)	(340)

After-tax net operating loss	$(16,824)	$(27,097)
Total capital as of prior period-end:
Total stockholders’ equity	$20,409	$53,599
Total debt	348,637	349,418
Less: cash and cash equivalents	(68,864)	(80,338)

Total capital as of prior period-end:	$300,182	$322,679

Total capital as of period-end:
Total stockholders’ equity	$14,083	$20,409
Total debt	322,031	348,637
Less: cash and cash equivalents	(52,982)	(68,864)

Total capital as of period-end:	$283,132	$300,182

Average total capital	$291,657	$311,431

ROIC	-23%	-35%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Reconciliation of adjusted net loss:
Net loss	$(8,246)	$(35,375)
Add back:
Gain on extinguishment of debt (a)	(17,618)	(340)
Restructuring charges	468	25

Adjusted net loss	$(25,396)	$(35,690)
Weighted average shares
Weighted average shares outstanding for basic	29,878,426	29,852,516
and adjusted basic earnings (loss) per share
Loss per share:
Basic loss per share	$(0.28)	$(1.18)
Adjusted basic loss per share	$(0.85)	$(1.20)

(a)	Amount represents the difference between the repurchase price and the carrying amount of senior notes repurchased during the respective period.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

C

Adjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

D

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

E

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in making capital resource allocation decisions and in evaluating business performance.